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                                                                   EXHIBIT 99.2


                              AIRWAYS CORPORATION              STOCKHOLDER PROXY

       THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

        PROXY FOR SPECIAL MEETING OF STOCKHOLDERS NOVEMBER 17, 1997

  The undersigned hereby appoints Robert D. Swenson, Mark B. Rinder, or either of them, as proxies, each with the power to appoint his substitute, to represent, and vote all shares of Common Stock of and on behalf of the undersigned as designated on the reverse side at the Special Meeting of Stockholders of Airways Corporation, to be held November 17, 1997, and any adjournments thereof, with all powers the undersigned would possess if personally present and voting at such meeting.


                                                          Please mark your
YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE       votes as indicated
FOLLOWING PROPOSAL.                                       in this example [X]

 1. PROPOSAL TO APPROVE AND ADOPT A MERGER AGREEMENT AND PLAN OF MERGER PROVIDING FOR THE MERGER OF AIRWAYS CORPORATION WITH AND INTO VALUJET, INC.

                FOR               AGAINST          ABSTAIN
                [_]                 [_]               [_]

 2. OTHER BUSINESS: The proxies are authorized to vote in their discretion on such other business as may properly come before the meeting.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is indicated, the Proxy will be voted FOR Proposal 1 and in the discretion of the proxy holder as to any other business as may properly come before the meeting.

   PLEASE MARK ON THIS SIDE AND SIGN, AND DATE ON THE REVERSE SIDE. (ARROW)

         RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.
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LOGO
                          (Continued from other side)

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is indicated, the Proxy will be voted FOR Proposal 1.

                                                THIS PROXY IS SOLICITED ON
                                             BEHALF OF THE BOARD OF DIRECTORS

                                           Dated: ______________________ , 1997

                                           ____________________________________
                                           Signature

                                           ____________________________________
                                           Signature if held jointly


                                           PLEASE SIGN EXACTLY AS NAME(S) AP-
                                           PEAR(S) HEREON. IF SHARES ARE HELD
                                           IN THE NAME OF TWO OR MORE PERSONS,
                                           ALL MUST SIGN. WHEN SIGNING AS AT-
                                           TORNEY, EXECUTOR, ADMINISTRATOR,
                                           PERSONAL REPRESENTATIVE, TRUSTEE,
                                           OR GUARDIAN, GIVE FULL TITLE AS
                                           SUCH. IF SIGNER IS A CORPORATION,
                                           SIGN FULL CORPORATE NAME BY DULY
                                           AUTHORIZED OFFICER.